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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 JUNE 17, 1998
                               (Date of Report)
                Date of earliest event reported: April 30, 1998


                           BRADLEY REAL ESTATE, INC.
            (Exact name of Registrant as specified in its charter)



                                   MARYLAND
                (State or other jurisdiction of incorporation)


       1-10378                                           04-6034603
(Commission File Number)                    (I.R.S. Employer Identification No.)

40 SKOKIE BOULEVARD, SUITE 600
NORTHBROOK, ILLINOIS                                     60062-1626
(Address of principal executive offices)                 (Zip Code)


              Registrant's telephone number, including area code:
                                (847) 272-9800
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ITEM 5.   OTHER EVENTS.

On April 30, 1998, Bradley Real Estate, Inc. ("Bradley") and Bradley Operating Limited Partnership entered into an Executive Employment Agreement with Bradley's President and Chief Executive Officer, Thomas P. D'Arcy, for an initial term expiring December 31, 2000, with "evergreen" renewal provisions providing for automatic one year extensions thereafter, unless either party terminates the agreement upon one year's notice. In addition, on May 14, 1998, Mr. D'Arcy was elected as Chairman of the Board of Directors of Bradley. The Executive Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 1, 1998, Bradley issued a press release announcing the formation of a co-development program with Oppidan Center Development, LLC, an affiliate of privately owned Minneapolis-based Oppidan, Inc. The press release is filed as
Exhibit 99.1 hereto and is incorporated by reference herein.

On June 15, 1998, Bradley issued a press release announcing that it had signed a purchase and sale agreement to sell its One North State property located in Chicago, Illinois. The press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)       Financial Statements of Business Acquired:         Not Applicable

(b)       Pro Forma Financial Information:                   Not Applicable

(c)       Exhibits:

          10.1 Executive Employment Agreement with Thomas P. D'Arcy dated as of April 30, 1998

          99.1  Press Release of Bradley Real Estate, Inc., dated May 1, 1998

          99.2  Press Release of Bradley Real Estate, Inc., dated June 15, 1998

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 17, 1998                          BRADLEY REAL ESTATE, INC.



                                             By: /s/ Thomas P. D'Arcy
                                                 ------------------------
                                                 Thomas P. D'Arcy
                                                 Chairman, President and
                                                 Chief Executive Officer

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                                 EXHIBIT INDEX
                                 -------------


Exhibit
-------



10.1 Executive Employment Agreement with Thomas P. D'Arcy dated as of April 30, 1998

99.1    Press Release of Bradley Real Estate, Inc., dated May 1, 1998


99.2    Press Release of Bradley Real Estate, Inc., dated June 15, 1998